Exhibit 99.1

                LTC Announces Operating Results for the
                  Three Months Ended March 31, 2006

    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--April 25, 2006--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2006 and announced that net income available to common stockholders for the first quarter was $39.4 million or $1.55 per diluted share. For the same period in 2005, net income available to common stockholders was $17.2 million or $0.74 per diluted share. Results for first quarter 2006 included a gain of $31.9 million from a sale of four assisted living properties with a total of 431 units located in four states and income from discontinued operations related to these properties of $0.4 million. Results for first quarter 2005 included income from discontinued operations of $0.8 million and the following effect of a note receivable payoff:
$3.7 million in rental income related to past due rents that were not accrued, $2.3 million of interest income related to past due interest that was not accrued, a $0.5 million reimbursement for certain expenses paid in prior years on behalf of a lessee, a bonus accrual of $1.0 million related to the realization of the value of the note and non-operating income of $6.2 million, net of $1.3 million of expenses associated with the realization of the value of the note. Revenues for the three months ended March 31, 2006, were $18.2 million versus $15.8 million for the same period last year excluding the one time effects of the note payoff described above.
    The Company has scheduled a conference call for April 25, 2006, at 12:00 p.m. Pacific time in order to comment on the Company's performance and operating results for the quarter ended March 31, 2006. The conference call is accessible by dialing 866-543-6405 passcode 55599171. The international number is 617-213-8897. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from April 25, 2006 through May 16, 2006. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 74141611. Webcast replays will also be available on our website.
    At March 31, 2006, LTC had investments in 121 skilled nursing properties, 97 assisted living properties and two schools in 33 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
      (Unaudited, amounts in thousands, except per share amounts)

                                        Three Months Ended March 31,
                                      --------------------------------
                                            2006            2005
                                       ---------------  --------------
Revenues:
  Rental income                       $        12,775  $       14,776
  Interest income from mortgage loans
   and notes receivable                         4,321           2,682
  Interest income from REMIC
   Certificates                                    --           1,464
  Interest and other income                     1,083           2,853
                                       ---------------  --------------
          Total revenues                       18,179          21,775
                                       ---------------  --------------

Expenses:
  Interest expense                              1,871           2,172
  Depreciation and amortization                 3,485           3,028
  Legal expenses                                   50              73
  Operating and other expenses                  1,329           1,909
                                       ---------------  --------------
          Total expenses                        6,735           7,182
                                       ---------------  --------------
Income before non-operating income
 and minority interest                         11,444          14,593
Non-operating income                               --           6,217
Minority interest                                 (86)            (86)
                                       ---------------  --------------
Income from continuing operations              11,358          20,724
Discontinued operations:
  Income from discontinued operations             445             780
  Gain on sale of assets, net                  31,938              --
                                       ---------------  --------------
Net income from discontinued
 operations                                    32,383             780
                                       ---------------  --------------
Net income                                     43,741          21,504
Preferred stock dividends                      (4,309)         (4,347)
                                       ---------------  --------------
Net income available to common
 stockholders                         $        39,432  $       17,157
                                       ===============  ==============

Net Income per Common Share from
 Continuing Operations net of
 Preferred Stock Dividends:
  Basic                               $          0.30  $         0.76
                                       ===============  ==============
  Diluted                             $          0.30  $         0.71
                                       ===============  ==============
Net Income per Common Share from
 Discontinued Operations:
  Basic                               $          1.39  $         0.04
                                       ===============  ==============
  Diluted                             $          1.28  $         0.04
                                       ===============  ==============
Net Income per Common Share Available
 to Common Stockholders:
  Basic                               $          1.69  $         0.80
                                       ===============  ==============
  Diluted                             $          1.55  $         0.74
                                       ===============  ==============

Basic weighted average shares
 outstanding                                   23,290          21,491
                                       ===============  ==============

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.


Reconciliation of Funds From Operations ("FFO")

FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):

                                        Three Months Ended March 31,
                                      --------------------------------
                                            2006           2005(a)
                                       ---------------  --------------

Net income available to common
 stockholders                         $        39,432  $       17,157
Add: Real estate depreciation                   3,485           3,253
Add: Non-cash compensation charges                252             113
Less (gain)/add loss on sale of
 assets, net                                  (31,938)             --
                                       ---------------  --------------
FFO available to common stockholders  $        11,231  $       20,523
                                       ===============  ==============

Less: Non-cash compensation charges              (252)           (113)
                                       ---------------  --------------
FFO including preferred stock
 redemption, impairment and non-cash
 compensation charges                 $        10,979  $       20,410
                                       ===============  ==============

Basic FFO available to common
 stockholders per share               $          0.48  $         0.96
                                       ===============  ==============
Diluted FFO available to common
 stockholders per share               $          0.47  $         0.88
                                       ===============  ==============

Basic FFO including non-cash
 compensation charges per share       $          0.47  $         0.95
                                       ===============  ==============
Diluted FFO including non-cash
 compensation charges per share       $          0.46  $         0.88
                                       ===============  ==============

(a) Includes $0.48 of diluted FFO resulting from $11.7 million additional net income from past due rents and interest income, expense reimbursement, income from realization value on a note receivable net of $2.3 million of advisory expenses and bonus accrual. Excluding the one time effects of these items, diluted FFO available to common stockholders per share for the three months ended March 31, 2005 would have been $0.40.


                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                         March 31,      December 31,
                                            2006             2005
                                      ---------------- ---------------
                                        (unaudited)
ASSETS
Real Estate Investments:
  Buildings and improvements, net of
   accumulated depreciation and
   amortization: 2006 - $92,864; 2005
   - $89,545                          $       342,195  $      345,065
  Land                                         33,376          33,376
  Properties held for sale, net of
   accumulated depreciation and
   amortization: 2006 - $0; 2005 -
   $6,226                                          --          26,511
  Mortgage loans receivable, net of
   allowance for doubtful accounts:
   2006 - $1,280; 2005 - $1,280               131,984         148,052
                                       ---------------  --------------
     Real estate investments, net             507,555         553,004
Other Assets:
  Cash and cash equivalents                    54,824           3,569
  Debt issue costs, net                         1,055           1,268
  Interest receivable                           3,669           3,436
  Prepaid expenses and other assets             5,498           5,130
  Notes receivable                              8,462           8,931
  Marketable debt securities                    9,935           9,933
                                       ---------------  --------------
     Total Assets                     $       590,998  $      585,271
                                       ===============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                       $            --  $       16,000
Mortgage loans payable                         58,567          58,891
Bonds payable and capital lease
 obligations                                    5,545           5,935
Senior mortgage participation payable           9,996          11,535
Accrued interest                                  490             524
Accrued expenses and other
 liabilities                                    5,150           8,427
Liabilities related to properties
 held for sale                                     --           3,852
Distributions payable                          11,897          11,890
                                       ---------------  --------------
     Total Liabilities                         91,645         117,054

Minority interest                               3,518           3,524
Stockholders' equity:
Preferred stock $0.01 par value:
 15,000 shares authorized; shares
 issued and outstanding: 2006 -
 8,932; 2005 - 8,993                          211,792         213,317
Common stock: $0.01 par value; 45,000
 shares authorized; shares issued and
 outstanding: 2006 - 23,349; 2005 -
 23,276                                           233             233
Capital in excess of par value                330,124         331,415
Cumulative net income                         407,786         364,045
Other                                           1,994            (941)
Cumulative distributions                     (456,094)       (443,376)
                                       ---------------  --------------
     Total Stockholders' Equity               495,835         464,693
                                       ---------------  --------------
     Total Liabilities and
      Stockholders' Equity            $       590,998  $      585,271
                                       ===============  ==============




    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis or Wendy L. Simpson, 805-981-8655